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                                                                   EXHIBIT 10.04

                             REVOLVING CREDIT NOTE


$2,843,137                                                        July 31, 1996


          FOR VALUE RECEIVED, the undersigned, FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of
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NATIONSBANK, N.A. (SOUTH) (the "Lender") and its registered assigns, at the
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office of NATIONSBANK, N.A. (South) (the "Agent"), at 101 North Tryon Street,
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7th Floor, Charlotte, North Carolina 28255, (i) on the last day of each Interest
Period (as defined in the Credit Agreement dated as of July 31, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), among the Borrower, the Lenders named therein, NationsBank, N.A.
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(South), as the Agent, as Swingline Lender and as Issuing Bank), the aggregate unpaid principal amount of all Revolving Loans made to the Borrower by the Lender pursuant to the Credit Agreement to which such Interest Period applies and (ii) on the Revolving Credit Maturity Date, the aggregate unpaid principal amount of all Revolving Loans made to the Borrower by the Lender pursuant to the Credit Agreement, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement.

          The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this promissory note (this "Note") by
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reference in the same manner and with the same effect as if set forth herein and, subject to Section 9.04 of the Credit Agreement, any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents.

          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

          The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter
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liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agent or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a
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notation or any error in such a notation shall not affect the obligations of the
Borrower under this Note or the Credit Agreement.

          This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

          This Note shall be construed in accordance with and governed by the laws of the State of New York.

          The Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise), except as permitted by Section

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9.04(j) of the Credit Agreement.  Any purported assignment or delegation in violation of the foregoing shall be void.

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          In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collec tion, including reasonable attorneys' fees.


                                             FIREARMS TRAINING SYSTEMS, INC., a
                                               Delaware corporation


                                             By: /s/ Robert B. Terry,Jr.
                                                 -----------------------
                                             Name: Robert B. Terry, Jr.
                                             Title: President and Chief
                                                     Operating Officer

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                               LOANS AND PAYMENTS


        Amount  Type        Payments        Unpaid
        of      of    -------------------  Principal  Notations
Date    Loan    Loan  Principal  Interest  Balance    Made By
------  ------  ----  ---------  --------  ---------  ---------


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